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                                                                   EXHIBIT 10.31


                                      LEASE


      THIS LEASE ("Lease") is made as of July 24, 1998, by and between MISSION PLAZA LLC, a California limited liability company ("Landlord"), and GLOBIX CORPORATION, a Delaware corporation, doing business as The California Globix Corporation ("Tenant").

      1.    LEASE PREMISES.

            1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Premises") consisting of (i) a leasehold interest in that certain real property ("Real Property") described as Parcel 1 shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on May 15, 1998, in Book 702 of Maps, pages 29, 30, and 31; (ii) the entirety of the building to be constructed on the Real Property; (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto; and (iv) the nonexclusive use of all easements appurtenant to the Real Property and subject to any easements which burden the Real Property.

      2.    BASIC LEASE PROVISIONS.

            2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                  2.1.1 Rentable Area of Premises: 61,547 square feet, subject to adjustment as provided in Section 8.2

                  2.1.2 Initial Basic Annual Rent: $1,277,715 ($20.76 per square foot of Rentable Area per year), subject to adjustment as provided in Sections 6.1 and 8.2

                  2.1.3 Monthly Installment of Basic Annual Rent: $106,476
                        ($1.73 per square foot of Rentable Area per month), subject to adjustment as provided in Sections 6.1 and 8.2

                  2.1.4 (a) Estimated Term Commencement Date: January 15, 1999,
                            subject to adjustment as provided in Section 4.5

                        (b) Term Expiration Date: Fifteen (15) years from Term
                            Commencement Date

                  2.1.5 Permitted Use: Uses permitted in Sections 10.1

                  2.1.6 Security Deposit: $400,000 in accordance with Article 9
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                  2.1.7 Address for Rent Payment and Notices to Landlord:

                              Mission Plaza LLC
                              c/o Nexus Properties, Inc.
                              100 Century Center Court, Suite 520
                              San Jose, California 95112

                        Address for Notices to Tenant

                              Globix Corporation
                                 Attn: Marc Bell
                              295 Lafayette Street, 3rd Floor
                              New York, New York 10012

                        With Copies of all Notices to Tenant to:

                              Arnold Bressler, Esq.
                              Milberg Weiss Bershad Hynes & Lerach LLP
                              One Pennsylvania Plaza
                              New York, New York 10119-0165

            2.2 Defined terms indicated with an initial capital letter not otherwise defined herein shall have the meaning ascribed to them in Article 42 of this Lease.

            2.3 The following exhibits are delivered simultaneously herewith and incorporated herein by this reference (in the event of any inconsistency between Exhibit AA-5" and the other drawings, Exhibit AA-5" shall control):

                    Exhibit "A"     Plans and Specifications
                        "A-1"       Site Plan
                        "A-2"       List of Permitted Shell Drawings
                        "A-3"       Schematic Showing Shell Upgrades
                        "A-4"       Specifications of Selected Shell Items
                        "A-5"       Floor Plan Showing Tenant's Data Center
                    Exhibit "B"     Acknowledgment of Term Commencement Date
                    Exhibit "C"     Memorandum of Lease
                    Exhibit "D"     Nondisturbance and Attornment Agreements
                        "D-1"       District
                        "D-2"       Ground Lessor
                        "D-3"       Sub Ground Lessor
                    Exhibit "E"     Landlords' Estoppel Certificates
                        "E-1"       District
                        "E-2"       Ground Lessor
                        "E-3"       Sub Ground Lessor
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                    Exhibit "F"     Completion Guaranty
                    Exhibit "G"     Lead Items

      3.    TERM.

            3.1 This Lease shall take effect upon the later of the date of execution by each of the parties hereto or the date of approval by Tenant's board of directors, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from such date.

            3.2 The term of this Lease will be that period from the Term Commencement Date described in Sections 2.1.4(a) and 4.5 through the Term Expiration Date as set forth in Section 2.1.4(b), subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.

            3.3 Landlord shall use its best efforts to obtain nondisturbance agreements in the forms attached hereto as Exhibit D@, and estoppel certificates in the forms attached hereto as Exhibit "D", from the ground lessors under the underlying leases by which Landlord holds its interest in the Premises, including (i) the West Valley-Mission Community College District (the "District"), pursuant to that certain Master Ground Lease Parcel 12 dated as of October 2, 1997, as amended by that certain undated First Amendment to Master Ground Lease Parcel 12 (the "Master Ground Lease"), (ii) the Mission-West Valley Land Corporation ("Ground Lessor"), pursuant to that certain Ground Lease dated as of October 2, 1997, as amended by that certain First Amendment to Ground Lease dated April __, 1998 (the "Ground Lease"), and (iii) Nexus Properties, Inc., Kinetic Systems, Inc., Michael J. Reidy both individually and as trustee of the Ronald Bonaguidi Irrevocable Trust, and R. Darrell Gary (collectively, "Ground Tenant"), each pursuant to that certain Sub Ground Lease dated as of June 1, 1998 (the "Sub Ground Lease").

            3.4 Notwithstanding anything in this Lease to the contrary, Tenant may terminate this Lease if:

                  (a) Landlord has not on or before August 21, 1998, obtained and delivered to Tenant a current ALTA survey of the Real Property and satisfied any other conditions imposed by Tenant or a title company selected by Tenant to the issuance of a title policy in form and substance satisfactory to Tenant insuring Tenant's interest in this Lease (including without limitation guarantees or indemnifications to the title company to enable the title company to issue a mechanic's lien endorsement acceptable to Tenant), and the title company has issued such a title policy to Tenant; or

                  (b) Landlord has not Substantially Completed the Project Work within one hundred eighty (180) days after the Estimated Term Commencement Date for any reason other than Tenant-Caused Delays.

            In the event any of the foregoing contingencies are not timely satisfied, Tenant may exercise its termination right by delivering written notice to Landlord within fifteen (15) days after the expiration date of any such contingency, whereupon the Lease shall terminate and Landlord shall promptly return to Tenant all prepaid rent and security deposits made under this
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Lease by Tenant. Tenant's termination rights may be exercised in Tenant's sole discretion and notwithstanding any work that may have been performed or sums that may have been spent by Landlord at the time of termination.

      4.    CONSTRUCTION, POSSESSION AND COMMENCEMENT DATE.

            4.1 Landlord shall construct the Site Improvements and Building Shell in accordance with the Site Plans and Building Shell Plans, as such plans and specifications may be revised and supplemented from time to time with the mutual consent of Landlord and Tenant. Tenant shall pay $387,908 as Tenant's sole contribution towards the design, permitting and construction of the Site Improvements and Building Shell, and Landlord shall pay for the balance thereof. Tenant shall pay fifty percent (50%) of its contribution upon completion of fifty percent (50%) of the Site Improvements and Building Shell, as certified by the Project Architect, and the balance upon Substantial Completion of the Site Improvements and Building Shell and delivery of same to Tenant. In no event, however, shall Tenant be required to pay any costs before Landlord obtains the nondisturbance agreements and estoppel certificates described in Section 3.3, or before the satisfaction of the conditions described in Section 3.4(a) or the expiration of Tenant's termination right thereunder; furthermore, Landlord shall continue the design, permitting and construction of the Site Improvements and Building Shell, and shall pay or advance all costs thereof, during any such period. Tenant shall repay Landlord for any advances of its contribution to the Site Improvements and Building Shell at such time as Landlord obtains the nondisturbance agreements and estoppel certificates described in Section 3.3 and either the conditions described in Section 3.4(a) have been satisfied or Tenant's termination right thereunder has expired.

            4.2 Landlord shall construct the Tenant Improvements in accordance with the Tenant Improvement Plans, as such plans and specifications may be revised and supplemented from time to time with the mutual consent of Landlord and Tenant. Tenant shall be responsible for the entire cost of design, permitting and construction of the Tenant Improvements, the cost of which Tenant estimates will not be less than not less than $2,500,000, which shall be disbursed by Tenant in progress payments based upon the percentage of completion of the Tenant Improvements in a manner reasonably satisfactory to Landlord's construction lender. In no event, however, shall Tenant be required to pay any costs of Tenant Improvements before Landlord obtains the nondisturbance agreements and estoppel certificates described in Section 3.3, or before the satisfaction of the conditions described in Section 3.4(a) or the expiration of Tenant's termination right thereunder (except that Tenant shall order and pay the vendors for Tenant's Removable Property); furthermore, Landlord shall continue the design, permitting and construction of the Tenant Improvements, and shall advance all costs thereof during any such period, except for costs owed to the vendors for Tenant's Removable Property, which Tenant shall continue to pay. Tenant shall repay Landlord for any agreed advances of the cost of design, permitting and construction of the Tenant Improvements at such time as Landlord obtains the nondisturbance agreements and estoppel certificates described in
Section 3.3, and either the conditions described in Section 3.4(a) have been satisfied or Tenant's termination right thereunder has expired.
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            4.3 Landlord shall endeavor to tender possession of the Premises with the Project Work Substantially Completed to Tenant on the Estimated Term Commencement Date. Tenant agrees that in the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed on or before the Estimated Term Commencement Date, this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as set forth in this Section 4.3, and Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Project Work and Building Shell except as set forth in Section 3.4. In the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed within thirty (30) days following the Estimated Term Commencement Date, as such date is extended by Tenant-Caused Delays, Landlord and Tenant agree that Tenant will suffer damages which would be difficult to ascertain but a reasonable estimate of which would be $1,000 per day. Therefore, in the event of such delay, Landlord agrees to pay Tenant liquidated damages of $1,000 per day commencing thirty (30) days after the Estimated Term Commencement Date, as such date is extended by Tenant-Caused Delays, until possession of the Premises with the Project Work Substantially Completed is tendered to Tenant. Landlord shall pay such liquidated damages due to Tenant for any calendar month by the fifth (5th) day of the following calendar month.

            4.4 Landlord shall deliver to Tenant early possession of that portion of the Building to be used for the Data Center described on Exhibit "AA-5" Substantially Completed on or before November 30, 1998, as such date is extended by Tenant-Caused Delays and Force-Majeure Delays, in a condition suitable for the installation of Tenant's fixtures and equipment and for the use and occupancy by Tenant. Tenant agrees that in the event Landlord fails to do so, this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as set forth in this
Section 4.4, and Tenant expressly waives any right to terminate this Lease because of such delay. In the event Landlord fails to tender possession of that portion of the Building to be used for the Data Center Substantially Completed on or before November 30, 1998, as such date is extended by Tenant-Caused Delays and Force-Majeure Delays, and in a conditions suitable for the installation of Tenant's fixtures and equipment and for the use and occupancy by Tenant, Landlord and Tenant agree that Tenant will suffer damages which would be difficult to ascertain but a reasonable estimate of which would be $3,000 per day. Therefore, in the event of such delay, Landlord agrees to pay Tenant liquidated damages of $3,000 per day commencing November 30, 1998, as such date is extended by Tenant-Caused Delays and Force-Majeure Delays, until possession of the Data Center is so delivered, which liquidated damages are in addition to those described in the preceding Section 4.3. Landlord shall pay such liquidated damages due to Tenant for any calendar month by the fifth (5th) day of the following calendar month.

            4.5 The Term Commencement Date shall be the date Landlord tenders possession of the Premises to Tenant with the Project Work Substantially Completed. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such are established in substantially the form attached hereto as Exhibit "B" and attach it to this Lease as Exhibit "B-1"; however, failure to execute and deliver such acknowledgment shall not affect Tenant's or Landlord's liability hereunder.
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            4.6 Tenant shall have the right to enter onto the Premises before the Term Commencement Date for the purposes of installing fixtures and equipment, using and occupying the Data Center, and for any other purpose, provided that Tenant shall first furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of
Article 21 are in effect. Entry by Tenant onto the Premises prior to the Term Commencement Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Basic Annual Rent and Operating Expenses (other than electricity and any other utilities used by Tenant for the operation of the Data Center and any other equipment), and shall not materially interfere with the construction of the Project Work. In the event of entry by Tenant or its agents onto the Premises prior to the Term Commencement Date, Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person arising from Tenant's entry onto the Premises, except to the extent any such loss or damage is caused by the negligence or willful misconduct of Landlord or Landlord's Agents (as such term is defined in Section 20.1).

            4.7 Landlord and Tenant shall diligently and in good faith cooperate with one another, and with the Project Architect and Project Contractor, to insure timely and cost effective design, permitting and construction of the Project Work, including timely cooperation with regard to preparation of the Plans and Specifications and shop drawings, and obtaining bids for the Tenant Improvements, to the end that the Data Center shall be completed and fully operational no later than November 30, 1998, and the Premises shall be completed and Tenant shall be fully operational within the Premises no later than January 15, 1999. Landlord shall cooperate with Tenant in securing any additional easements required by Tenant for its use of the Premises. Landlord shall immediately cause to be ordered all materials having a lead time of more than eight (8) weeks, and shall cause all other materials to be ordered in a timely manner. Tenant shall order in a timely manner that portion of the Tenant Improvements included within Tenant's Removable Property described in Section 30.3, and shall deliver such property to Landlord or the Project Contractor for installation. Tenant shall have the right to approve all contracts and other matters which would affect the cost or design of the Tenant Improvements.

      5.    RENT.

            5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Sections 6.1 and 8.2. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Sections 6.1 and 8.2, each in advance on the first day of each and every calendar month during the term of this Lease, except that the estimated first full monthly installment of Basic Annual Rent in the amount of $106,476 shall be paid at the earlier of (i) such time as Landlord obtains and delivers to Tenant the nondisturbance agreements and estoppel certificates described in Section 3.3, and Landlord has satisfied the conditions described in Sections 3.4(a) or Tenant's termination right has expired thereunder, or (ii) the Term Commencement Date. On the Term Commencement Date, the deposit of the estimated first full monthly installment of Basic Annual Rent shall be credited to the actual Basic Annual Rent due for the calendar month in which rental commences and any balance, if any, will be a credit
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against the next rental to become due. Prior to the Term Commencement Date, the deposit of the estimated first monthly installment of Basic Annual Rent shall constitute additional security for Tenant's obligations hereunder and be treated in like manner as the Security Deposit described in Section 9.1.

            5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease, Operating Expenses as provided in Article 7, and all other amounts that Tenant agrees to pay under the provisions of this Lease, including without limitation any and all other sums that may become due by reason of any default of Tenant.

            5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.7 or to such other person or at such other place as Landlord may from time to time designate in writing, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense, except as otherwise provided in this Lease.

            5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

      6.    RENTAL ADJUSTMENTS.

            6.1 Basic Annual Rent then in effect (as increased by previous adjustments under this Section 6.1) shall be increased on each of the first through the twelfth annual anniversaries of the Term Commencement Date by three percent (3%).

      7.    ADDITIONAL RENT AND EXPENSES.

            7.1 As used herein, the term "Operating Expenses" shall include:

                  (a) Government impositions (collectively, "Taxes") including, without limitation, property tax costs with respect to the Premises consisting of real and personal property taxes and assessments including amounts due under any improvement bond upon the Premises or any part thereof or assessments levied in lieu thereof imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building or tax based on the square footage of the Building or the entire Premises as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate the Building; and any expenses, including the
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cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes (in an amount not to exceed the amount of the reduction), less tax refunds obtained as a result of an application for review thereof. Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate, inheritance, sales or excise taxes due from Landlord, taxes which are the personal obligation of or are paid by Tenant, any tax on rental income unless levied in lieu of a tax customarily considered a real property tax, tax penalties as a result of Landlord's failure to make payments or file informational returns when due, any tax occasioned by or relating to Hazardous Materials on the Premises (except to the extent caused by Tenant's storage, use or disposal of Hazardous Materials), or any tax or assessment expense or any increase therein in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.

                  (b) All other costs of any kind incurred by Landlord in connection with the operation, maintenance, repairs, and management of the Premises, including, by way of examples and not as a limitation upon the generality of the foregoing, (i) costs of maintenance and repairs to improvements, fixtures and personal property on the Premises as appropriate to maintain the Premises in commercially reasonable condition (but excluding costs incurred for the replacement of the roof and other capital items which are part of the Site Improvements or Building Shell, for the repair, maintenance and replacement of the structural components of the roof, footings, foundation, ground floor slab, and load bearing walls of the Premises [but including painting and ordinary maintenance and repair of surfaces], and for the replacement of the roof membrane [unless caused by traffic of Tenant or its invitees or penetrations made by Tenant])(ii) costs of maintenance and repairs of equipment utilized for operation and maintenance of the Premises if dedicated for use solely at the Premises; (iii) costs of exterior trash collection; (iv) costs of maintenance, repairs and replacements of heating, ventilation, air conditioning, plumbing, electrical and other systems (but excluding replacements of components of any such system which are part of the Site Improvements and Building Shell); (v) costs of maintenance of landscape, grounds, drives and parking areas, including periodic resurfacing and re-striping; (vi) insurance premiums; (vii) portions of insured losses attributable to the Tenant Improvements (but not to the Site Improvements and Building Shell) paid by Landlord as part of the deductible portion of earthquake and other insurance by reason of insurance policy terms; (viii) costs of building supplies; (ix) costs of service contracts and services of independent contractors retained to do work of a nature before referenced; and (x) costs of compliance with applicable governmental laws, ordinances, regulations and requirements which become effective after Substantial Completion (but not those which are effective prior to Substantial Completion) not required by any act, omission or wrongdoing of Landlord or its agents or representatives.

                  (c) Costs of property management services payable monthly in an amount equal to three percent (3%) of the monthly installment of Basic Annual Rent then due from Tenant, whether such services are provided by Landlord, or an affiliate of Landlord, or an independent property management firm, and without regard to the actual costs incurred by Landlord for such services (in no event, however, shall any fees for management services payable to a third party be included in Operating Expenses in addition to the amount set forth in this subsection 7.1(c)).
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                  (d) Costs payable by Landlord under the Sub Ground Lease
solely to the extent of (i) real property taxes and assessments applicable to the Premises which would otherwise be payable under Section 7.1(a) (other than governmental impositions imposed or levied by the District or Ground Lessor), and (ii) Landlord's pro rata share of the maintenance costs applicable to Perimeter Road, but in no event to include any traffic mitigation applicable to Perimeter Road or other costs which may be required of Landlord under the Sub Ground Lease.

            7.2 Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall not be responsible for the payment of, the following costs and expenses:

                  (a) costs incurred for the initial construction of the Site Improvements and Building Shell, except as set forth in Section 4.1;

                  (b) costs incurred for capital improvements and replacements to the Site Improvements or Building Shell; for the repair, maintenance and replacement of the structural components of the roof, footings, foundation, ground floor slab, and load bearing walls of the Premises (but including in Operating Expenses painting and ordinary maintenance and repair of surfaces); and for the replacement of the roof membrane (unless caused by traffic of Tenant or its invitees or penetrations made by Tenant);

                  (c) costs incurred to correct any defects in design, materials or construction of the Project Work to the extent of Landlord's warranties set forth in Section 14.2;

                  (d) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant or its employees, contractors, agents, representatives, or invitees;

                  (e) interest, principal, points and other fees on debt or amortization of any debt;

                  (f) costs incurred in connection with the financing, re-financing, acquisition, sale or disposition of the Premises or any portion thereof;

                  (g) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord or any other person or entity of any underlying ground lease, deed of trust or mortgage affecting the Premises or any portion thereof, or to comply with requirements of applicable covenants, conditions and restrictions, underwriter requirements, or laws applicable to the Premises;

                  (h) depreciation, amortization or other expense reserves for the Premises or any portion thereof, or any equipment or machinery owned by Landlord;

                  (i) any costs incurred as a result of the violation or alleged violation by Landlord or any other person or entity other than Tenant of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

                  (j) leasing commissions, attorneys' fees and other costs and expenses incurred in connection with the leasing of the Premises;

                  (k) advertising, marketing, media and promotional expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof;

                  (l) any fees or salaries of the principals of Landlord;

                  (m) costs for which Landlord receives reimbursement from third parties, and costs reimbursable from third parties but for which Landlord does not use commercially reasonable efforts to obtain such reimbursement;

                  (n) rent and any other costs under the Sub Ground Lease, Ground Lease, Master Lease, and any other recorded document except as provided in Section 7.1(d);

                  (o) portions of insured losses paid by Landlord as part of the deductible portion of earthquake and other insurance attributable to the Site Improvements and Building Shell by reason of insurance policy terms;

                  (p) costs of Landlord's employees, costs of bookkeeping, accounting, administrative, and secretarial services, and all other internal costs incurred by Landlord, which the parties acknowledge are being compensated in full by the management fee described in Section 7.1(c);

                  (q) costs of security services and devices; and

                  (r) costs of janitorial and other interior cleaning and maintenance services.

            7.3 Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord's estimate of Operating Expenses with respect to the Premises for such month (including monthly impounds of taxes and insurance premiums), which estimates shall be contained in an annual operating budget prepared by Landlord and delivered to Tenant prior to the commencement of each calendar year. Within thirty (30) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be paid by Tenant to Landlord within thirty (30) days after notice from Landlord. If the amounts paid by Tenant exceeds the Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference. Any amount due for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month. Landlord's estimate of Operating Expenses for the first twelve (12) months following the Term Commencement Date is $174,842. The estimated Operating Expenses shall be adjusted from time to time to reflect increases and decreases in the services provided by Landlord.

            7.4 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to inspect the portion of Landlord's books and records that are relevant to preparation of the statement delivered pursuant to Section 7.3 provided any request for such review shall be furnished within one hundred twenty (120) days of Tenant's receipt of such statement as to the prior year's Operating Expenses.

            7.5 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the latest of (i) the date of termination of the Lease, or
(ii) the date Tenant has fully vacated the Premises.

            7.6 Operating Expenses for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses.

      8.    RENTABLE AREA.

            8.1 The Rentable Area of the Premises as set forth in Section 2.1.1 and as may otherwise be referenced within this Lease, is determined by making separate calculations of the Rentable Area of each floor within the Building and totalling the Rentable Area of all floors within the Building (excluding any parking areas). The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer Building wall where it intersects the floor (or where it would have intersected the floor but for the inclusion of a second-floor atrium or similar feature). The full area calculated as set forth above is included as Rentable Area of the Premises without deduction for (i) columns or projections, (ii) vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, or (iv) any other unusable area of any nature.

            8.2 The Rentable Area as set forth in Section 2.1.1 is an estimate of the area which will upon completion of development of the Building constitute the Rentable Area of the Premises, which shall be adjusted upon Substantial Completion of the Building in accordance with a certification of the Rentable Area from the Project Architect, or, if either Landlord or Tenant elects, in accordance with field measurements conducted by a mutually agreeable architect or civil engineer, which measurements shall be conclusive and binding on Landlord and Tenant. If the Rentable Area as determined hereunder is greater or less than the Rentable Area set forth in Section 2.1.1, Basic Annual Rent and monthly installments of Basic Annual Rent shall be adjusted upward or downward, as the case may be, based on the actual Rentable Area of the Premises. In no event, however, shall any adjustment be made for an increase in the Rentable Area in excess of 62,000 square feet.

      9.    SECURITY DEPOSIT

            9.1 At such time as Landlord obtains and delivers to Tenant the nondisturbance agreements and estoppel certificates described in Section 3.3, and either Landlord has satisfied the conditions described in Sections 3.4(a) or Tenant's termination right has expired thereunder, Tenant shall deposit with the escrow holder described in Section 9.2, in cash, the amount of $400,000 ("Security Deposit"), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant's benefit set forth in Article 24, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor of not less than fifteen (15) days, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material default of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general fund except as set forth in Section 9.2.

            9.2 Within the time required by Section 9.1, Tenant shall deposit the Security Deposit in a separate, segregated account with an independent escrow agent approved by Landlord and Tenant, together with irrevocable instructions to (i) return fifty percent (50%) of the Security Deposit to Landlord upon completion of fifty percent (50%) of the Project Work, as certified by the Project Architect, (ii) return the balance of the Security Deposit to Landlord upon Substantial Completion of the Project Work and delivery of the Premises to Tenant, (iii) in any event return that portion of the Security Deposit required to cure Tenant's default under this Lease to Landlord in the event of an earlier default by Tenant, and (iv) deliver the Security Deposit or the balance thereof to Tenant in the event the Lease is terminated pursuant to Section 3.4. Commencing with the return of any portion of the Security Deposit to Landlord, Landlord shall pay interest on the portion returned at the rate of seven percent (7%) per annum from the date of return until it is (i) used, applied or retained pursuant to the preceding Section 9.1, or (ii) returned to Tenant at the expiration of the Lease pursuant to Section 9.6, whichever first occurs. Interest shall be payable monthly in arrears at the same time Basic Annual Rent is payable by Tenant.

            9.3 If Tenant is not then in default of any provision of this Lease to be performed by Tenant, the amount of the Security Deposit shall be reduced to the amount of

$200,000 (and Landlord shall return to Tenant that portion of the Security Deposit above such amount) at such time as Tenant has achieved a minimum net worth of $20,000,000 as reflected on a Form 10Q filed by Tenant with the Securities and Exchange Commission.

            9.4 In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

            9.5 Landlord shall deliver the Security Deposit to any purchaser of Landlord's interest in the Premises, and thereupon, upon notice to Tenant, Landlord shall be discharged from any further liability with respect thereto provided that such purchaser has agreed to assume in writing the obligations of Landlord hereunder. This provision shall also apply to any subsequent transfers.

            9.6 The Security Deposit shall be returned to Tenant within thirty
(30) days following the expiration of this Lease, except for amounts which are needed by Landlord to cure any default by Tenant.

      10.   USE.

            10.1 Tenant may use the Premises for any lawful purpose consistent with (i) CP zoning existing as of the Commencement Date under the Ground Lease or which would be permitted under MP zoning regulations as modified by Exhibit "I" to the Ground Lease, except for residential or heavy industrial use, or for use primarily for manufacturing, laboratories, cocktail lounges or outdoor storage or for use as a service station or warehouse, except that warehouse use incidental to any other use permitted hereunder shall not violate this Section 10.1; (ii) any other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises; and (iii) all covenants, conditions and restrictions recorded against the Real Property as of the date this Lease is executed, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Landlord warrants that, as of the date this Lease is executed and as of the Term Commencement Date, Tenant's intended use of the Premises as an internet service provider and diversified computer sales, services and training company, including office, administrative, marketing, software development, research development and other activities related thereto, are permitted uses under the zoning regulations mentioned above and, to the best of Landlord's knowledge, under other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises. Landlord represents and warrants that there are no covenants, conditions and restrictions on the Real Property which will interfere with Tenant's intended use of the Premises.

            10.2 Tenant shall use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation, or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any such use.

            10.3 Tenant shall comply at its expense with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises.

            10.4 Landlord warrants that the Project Work shall be completed in compliance with the Americans with Disabilities Act of 1990 ("ADA") at the time possession is tendered to Tenant with the Project Work Substantially Complete. Tenant shall comply with the ADA, and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the use of the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises; however, Landlord shall have the duty to make such structural or capital improvements, alterations, repairs and replacements to the Site Improvements and the Building Shell if the duty to do so under ADA is triggered by something other than a change in Tenant's use or occupancy of the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17 of this Lease; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. Upon and after occupancy of the Premises by Tenant, nothing in this Lease shall be construed to require either Landlord or Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

            10.5 Tenant may install signage on the Building, and signage on monument(s) provided by Landlord, to the extent permitted by, and in conformity with, applicable provisions of any City of Santa Clara sign ordinance, any other applicable governmental sign regulation, and any covenants, conditions and restrictions recorded against the Real Property as of the date this Lease is executed. Tenant acknowledges it is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. No other sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises which is visible from outside the Building, or any part of the exterior of the Building or elsewhere in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 30.

            10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building. Landlord represents and warrants to Tenant that the first floor of the Building will have a minimum live load capacity of 200 lbs per square foot, and that the second floor of the Building will have a minimum live load capacity of 100 lbs per square foot.

            10.7 Tenant shall not use or allow the Premises to be used for any unlawful purpose.

      11.   BROKERS.

            11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Commercial Property Services Company, the fees of which shall be paid by Landlord, and that to the best of their knowledge, no other real estate broker or agent is or might be entitled to a commission in connection with this Lease. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

            11.2 Landlord and Tenant each represent and warrant to the other that no broker or agent has made any representation or warranty relied upon by such party in its decision to enter into this Lease other than as contained in this Lease.

            11.3 The employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless placed within this Lease. Landlord and Tenant in executing this Lease do so in reliance upon the other's representations and warranties contained within Sections 11.1 and 11.2.

      12.   HOLDING OVER.

            12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

            12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty five percent (125%) of the monthly installment of Basic Annual Rent in effect during the last twelve (12) months of the Lease term.

            12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

            12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

      13.   TAXES AND ASSESSMENTS.

            13.1 Landlord shall pay and discharge all Taxes (as defined in Section 7.1(a)) as they become due, promptly and before delinquency, subject to reimbursement by Tenant as Operating Expenses to the extent required by Article
7. Landlord shall provide to Tenant copies of all tax bills and notices from taxing authorities relating to the Premises.

            13.2 If the right is given to pay either in one sum or in installments, Landlord shall elect to pay in installments. If by making such election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to new construction and those imposed by the City of Santa Clara or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant's approval, Landlord, and not Tenant, shall pay any special assessments, levies or charges sought by such action.

            13.3 Any and all rebates on account of taxes, rates, levies, charges or assessments required to be paid and paid by Landlord and reimbursed as Operating Expenses by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

            13.4 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any improvements, fixtures, equipment and personal property of Tenant in or about the Premises.

            13.5 If Tenant shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and Landlord shall defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, upon Tenant giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and by protecting Landlord on demand by a good and sufficient surety bond against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord's name so long as Landlord is not required to bear more than nominal costs. Landlord will otherwise cooperate with Tenant in the prosecution of such contest, and shall furnish to Tenant information and documentation related to the contest reasonably requested by Tenant. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered relating to Taxes payable by Tenant pursuant to Section 7.1, together with all costs, charges, interest and penalties incidental to the decision or judgment.

            13.6 Landlord may from time to time, and at Tenant's request shall, apply for a re-determination of the assessed value of the Premises for property tax purposes, in which event Landlord shall engage the services of a commercial firm in the business of seeking re-determinations of assessed values, and shall agree to compensate such firm for its services contingent upon the success achieved. If after prosecuting any such application the resulting property tax is less than it otherwise would have been, Tenant shall reimburse Landlord for all customary and reasonable expenses incurred in such protest, including reasonable attorney's fees and experts' fees, up to an amount equal to but not to exceed the property tax savings during the remainder of the Lease term. Tenant agrees to pay all such sums to Landlord within ten (10) days following notice to Tenant from Landlord stating the amount due.

            13.7 Tenant shall pay before delinquency, without reimbursement or contribution from Landlord, taxes levied against any fixtures, equipment and personal property in or about the Premises, including any and all personal property installed as part of the Tenant Improvements.



      14.   CONDITION OF PREMISES.

            14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the Project Work, or the suitability of the Premises for the conduct of Tenant's business, except as set forth in this Lease.

            14.2 Landlord warrants to Tenant that the Project Work will, upon Substantial Completion, be in a good and workmanlike manner and in compliance with the Plans and Specifications and all applicable building code requirements, laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau, and shall be free of patent and latent defects in design, materials and construction. Furthermore, Landlord warrants to Tenant that all materials and equipment shall be new and of good quality, and shall have been installed in accordance with vendor and manufacturer specifications, instructions and requirements. The warranty given by Landlord in this Section 14.2 shall terminate one (1) year after the Term Commencement Date, except for any breach claimed by Tenant as long as Tenant has notified Landlord in writing of such claim of breach (identifying the breach in reasonable detail) within such one (1) year period. The warranty given by Landlord shall be extended to the extent of any warranty given by a design professional, contractor, materialman, manufacturer, or other responsible party which exceeds one (1) year after the Term Commencement Date. Promptly after Substantial Completion, Landlord shall deliver to Tenant copies of all warranties and related construction documents.

      15.   PARKING FACILITIES.

            15.1 Landlord shall provide as a part of the Site Improvements no less than 199 parking spaces, all of which shall be located on the Real Property in the locations designated on the Site Plan referred to in Exhibit "A-1".

            15.2 Tenant acknowledges that any exterior areas used for Tenant's equipment, equipment enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

            15.3 Tenant shall not place (other than on a temporary basis) any equipment, storage containers or any other property on the surface parking area except in accordance with the Plans and Specifications or as otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall have the right to place standby electrical generation equipment, air conditioning, satellite and similar equipment on or about the Premises in accordance with applicable laws.

            15.4 Landlord shall not grant rights to any person or entity, or take any action of any kind, nature or description which will permit any non-tenant of the Premises, to use any parking spaces on a temporary or permanent basis, or construct any facilities which will increase the demand on parking spaces. Landlord and Tenant shall cooperate with one another in an effort to prevent any unauthorized use of the parking spaces. Tenant shall have the right to restrict access to all or any portion of the parking spaces.

      16.   UTILITIES AND SERVICES.

            16.1 Tenant shall pay directly to the provider, prior to delinquency, for all water, gas, electricity, telephone, sewer, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. Landlord shall notify Tenant that the Premises are ready for installation of utilities not less than ten (10) days before the Premises will be available for such installation. The cost of installing all utility meters shall be paid by Tenant.

            16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, except as set forth in this Section 16.2. In the event of any such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof; however, Landlord shall be liable to Tenant for any damages on account thereof to the extent caused by Landlord's negligence or willful misconduct.

      17.   ALTERATIONS.

            17.1 After the Term Commencement Date, Tenant shall make no alterations, additions or improvements (hereinafter in this article, "improvements") in or to the Premises, other than interior non-structural improvements the cost of which does not exceed $75,000 in any one instance, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord final plans and specifications and working drawings (or other appropriate documentation) for the improvements to Landlord, and Landlord shall have fifteen (15) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the fifteen (15) days, Landlord shall be deemed to have given its approval. If Landlord withholds its consent, it shall specify the reasons therefore in a detailed writing to Tenant.

            17.2 If a permit is required to construct the improvements, Tenant shall promptly deliver a completed, signed-off inspection card to Landlord, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

            17.3 The improvements shall be constructed only by employees of Tenant or licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy with commercially reasonable limits, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

            17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

            17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. For work for which a permit was required, Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

            17.6 Landlord shall make no improvements in or to the Premises without Tenant's prior written consent, and the provisions of this article shall apply to improvements undertaken by Landlord to the same extent as they apply to improvements undertaken by Tenant.

      18.   REPAIRS AND MAINTENANCE.

            18.1 Landlord shall, at its own cost and expense, and without any cost or expense to Tenant, promptly (i) repair any defects in the design, materials or construction of the Project Work pursuant to the extent of its warranties set forth in Section 14.3, and (ii) make any necessary improvements to the Premises to comply with requirements of applicable covenants and restrictions, underwriter requirements, or laws applicable to the Premises as of the Term Commencement Date.

            18.2 Landlord shall, throughout the term of this Lease, subject to reimbursement from Tenant as Operating Expenses to the extent set forth in
Article 7, keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof other than Tenant's property which is removable by Tenant at the termination of the Lease pursuant to Section 30.3 ("Tenant's Removable Property") (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), and any portion of Tenant's Removable Property as Tenant may from time to time request. Without in any way limiting the foregoing, Landlord shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernible at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; and maintain the roof in good condition. The parties hereto contemplate that Landlord's maintenance responsibilities will for the most part be fulfilled through the use of third-party service contracts, including service contracts for elevator maintenance, HVAC maintenance, commercial sweeping, landscape maintenance, pest control, exterior trash removal, exterior window washing, and certain fire, life and safety servicing. Tenant reserves the right to require Landlord to change service providers from time to time if Tenant is dissatisfied with cost or performance, and Tenant reserves the right to assume any such duties itself.

            18.3 Except as otherwise set forth in Section 18.2, Tenant shall, throughout the term of this Lease, at its own cost and expense and without any cost or expense to Landlord, keep and maintain that portion of the Tenant Improvements constituting Tenant's Removable Property in good, sanitary and neat order, condition, and repair (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), and shall provide its own janitorial and security services.

            18.4 Tenant hereby waives Civil Code Sections 1941 and 1942 relating to a landlord's duty to maintain the Premises in a tenantable condition, and under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

            18.5 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, provided that (i) such repairs, alterations or improvements are not occasioned by the negligence or willful and wanton misconduct of Landlord, and (ii) Landlord makes commercially reasonable efforts to comply with its repair and replacement obligations under this Article 18 at such times and in such manner as do not unreasonably interfere with Tenant's use or occupancy of the Premises. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3 of this Lease.

            18.6 Because of security and operational concerns, access to the interior of the Building by service providers shall be allowed only upon reasonable advance notice to Tenant, and upon such reasonable conditions as may be imposed by Tenant.

      19.   LIENS.

            19.1 Tenant shall keep the Premises and every part thereof free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done directly for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the receipt of notice of the filing thereof (or within ten (10) days after notice to Tenant of the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

            19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

            19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall upon request of Landlord (i) cause copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) cause the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Nothing herein shall be deemed to imply any security interest in favor of Landlord in any fixtures or personal property owned by Tenant, or that Tenant may not grant security interests in its property to others. Upon request of Tenant, Landlord shall execute documents in form and substance reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in any fixtures or personal property owned by Tenant which Tenant has the right to remove.

      20.   INDEMNIFICATION AND EXCULPATION.

            20.1 Except to the extent of Landlord's indemnity obligations set forth in this Lease, Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees (collectively, "Landlord's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent of proceeds of insurance required to be maintained by Tenant under this Lease and applicable deductibles, (ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors (and their subcontractors), invitees and subtenants. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease for a period of one
(1) year.

            20.2 Landlord agrees to indemnify Tenant, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees (collectively, "Tenant's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents, (ii) Landlord's repairs, maintenance, and improvements of the Premises, and (iii) any act or omission of Landlord or Landlord's Agents (including servants, contractors and their subcontractors and invitees). Landlord's obligation under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease for a period of one (1) year.

            20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever (including any personal property installed as part of the Tenant Improvements), and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless and to the extent caused by Landlord's or Landlord's Agents' willful misconduct or active or gross negligence.

            20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

            20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

      21.   INSURANCE - WAIVER OF SUBROGATION.

            21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, commercial general liability insurance insuring Tenant and Tenant's agents and employees against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $1,000,000 and a general aggregate limit of $2,000,000. Such insurance shall: (i) name Landlord, Landlord's lenders (if required by such lenders), Ground Lessor, Ground Tenant, the District, and any management company retained to manage the Premises (if requested by Landlord), as additional insureds; (ii) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord, Landlord's lenders, Ground Lessor, Ground Tenant, or the District, which shall be excess insurance with respect only to losses arising out of Tenant's negligence; (iv) not include a cross-liability exclusion, so that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (v) provide for a deductible of not more than $25,000 per claim.

            21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, "all risk" insurance, including, but not limited to, coverage against loss or damage by earthquake, flood, fire, vandalism, and malicious mischief covering the Site Improvements, Building Shell (exclusive of excavations, foundations and footings), and Tenant Improvements (other than Tenant's Removable Property) in an amount equal to one hundred percent (100%) of the full replacement value thereof, and including rental income insurance for a period of not less than twelve (12) months in an amount not less than Basic Annual Rent payable by Tenant at the time of the loss. Landlord shall also maintain in full force and effect during the term of this Lease demolition and debris removal insurance. If any boilers or other pressure vessels or systems are installed on the Premises, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense, boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. After Substantial Completion, at all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses, "all risk" builder's risk insurance, including, but not limited to, coverage against loss or damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent

(100%) of the full replacement value thereof. The insurance described in this
Section 21.2 shall: (i) insure Landlord, Landlord's lenders (if required by such lenders), Ground Lessor, Ground Tenant, the District, and Tenant as their interests may appear; (ii) contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee; (iii) not include a cross-liability exclusion, so that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement; (v) provide that it is primary coverage and noncontributing with any other insurance maintained by Landlord, Landlord's lenders, Ground Lessor, Ground Tenant, or the District, which shall be excess insurance; (vi) provide for deductibles of not more than $25,000 per claim without Tenant's consent (except for earthquake and flood insurance, the deductibles for which may be higher than $25,000); and (vii) provide that all insurance proceeds attributable to the Site Improvements and Building Shell shall be adjusted by Ground Lessor and Ground Tenant. The full replacement value of the Premises and any other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be reasonably determined by the company issuing the insurance policy and shall be reasonably redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. The amount of insurance carried pursuant to this Section 21.2 shall be promptly increased to the amount so redetermined. Landlord warrants that the proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises, including the Site Improvements, Building Shell, Tenant Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord, except for that portion attributable to Tenant's Removable Property, which shall be assigned to Tenant. Landlord and Tenant agree to cooperate with one another to insure full insurance coverage hereunder without duplicating coverage or otherwise incurring avoidable premium costs.

            21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance against Tenant's Removable Property and all other personal property, including trade fixtures, equipment and merchandise, of Tenant in an amount equal to the full replacement value thereof. Any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, shall be required to maintain similar insurance in an amount equal to the full replacement value thereof.

            21.4 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with California law, and employers' liability insurance with limits typical for companies similar to Tenant.

            21.5 All of the policies of insurance referred to in this Article 21 shall be written by companies rated A, VIII or better in Best's Insurance Guide. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice by registered mail before the applicable policy shall be cancelled for non-payment of premium.

            21.6 Landlord and Tenant may provide the property insurance required to be carried by each of them under this Article 21 pursuant to a so-called blanket policy or policies of property insurance; provided, however, that the amount and type of coverage shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

            21.7 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, subtenants and representatives of the other, on account of loss or damage to such waiving party's property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party's property at the time of such loss or damage, which waiver shall continue in effect as long as the parties' respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative as to any policy for which the insurer's waiver cannot be obtained, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer's written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party.

      22.   DAMAGE OR DESTRUCTION.

            22.1 In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively in this Article 22, "improvements") arising from a risk covered by the insurance described in Section 21.2, Landlord and Tenant shall each use commercially reasonable efforts to obtain the maximum possible recovery of insurance proceeds from its insurer. Landlord shall, with the use of proceeds of insurance required to be maintained hereunder, and the deductibles payable by Tenant pursuant to Article 7, and within a reasonable time, commence and proceed to diligently to repair, reconstruct and restore (collectively in this Article 22, "restore" or "restoration") the Premises (other than Tenant's Removable Property), and Tenant shall commence and diligently proceed to restore the portion of the Tenant Improvements constituting Tenant's Removable Property to the extent needed by Tenant to conduct its business in the Premises, to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds and deductibles are sufficient to cover the actual cost of restoration, and this Lease shall continue in full force and effect notwithstanding such damage or destruction. Landlord shall contribute any amounts necessary to restore the Site Improvements and Building Shell in excess of the proceeds of insurance attributable thereto, and Tenant shall contribute any amounts necessary to restore the Tenant Improvements in excess of the proceeds of insurance attributable thereto.

            22.2 In the event of damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Landlord shall restore the improvements at its own expense if the cost thereof is no greater than $250,000, and this Lease shall continue in full force and effect. In the event of damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, the cost of restoration of which is greater than $250,000, Landlord may elect to restore the improvements, and this Lease shall continue in full force and effect. Landlord shall give Tenant written notice of its election to restore the improvements within sixty (60) days after the damage or destruction occurs, and shall, at its expense and within a reasonable period of time thereafter, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty. If Landlord does not elect to restore the improvements within such 60-day period, then this Lease shall terminate unless Tenant delivers to Landlord written notice of its election to continue this Lease within thirty (30) days thereafter. If Tenant elects to continue this Lease, Tenant shall, at its expense and within a reasonable period of time, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty, and this Lease shall continue in full force and effect notwithstanding such damage or destruction.

            22.3 Notwithstanding anything in Section 22.1 or 22.2 to the contrary, if, in the opinion of an independent architect selected by Landlord and Tenant within ten (10) days following the damage or destruction (which opinion is to be rendered within thirty (30) days of selection), the damage or destruction is so substantial that it cannot be corrected within three (3) months of the date of damage, Tenant may elect to terminate this Lease by delivering to Landlord written notice of its election to terminate within thirty
(30) days after the opinion of the architect is so given. Furthermore, if the damage or destruction is not corrected within five (5) months of the date of damage, Tenant may elect to terminate this Lease by delivering to Landlord written notice of its election to terminate within thirty (30) days after the expiration of such five (5) month period.

            22.4 In the event the Lease is terminated in accordance with the forgoing provisions, (i) Tenant shall surrender possession of the Premises within a reasonable period of time, (ii) this Lease shall terminate as of the date possession of the Premises is surrendered, (iii) insurance proceeds shall be distributed in accordance with the provisions of Section 21.2, (iv) Tenant shall not be required to pay portion of insurance deductibles attributable to any insured loss, and (v) the parties shall be released from all obligations arising under this Lease after such termination date.

            22.5 In satisfying any restoration obligations under this Article 22, neither party shall be required to restore improvements with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, the restoring party may restore the damage or destruction with improvements substantially the same as those damaged or destroyed, unless commercially unavailable, in which case the improvements may be reasonably equivalent to those damaged or destroyed. In no event shall Tenant be required to restore its own trade fixtures or equipment.

            22.6 In the event of damage, destruction and/or restoration as herein provided, Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration, except that Rent will be abated for a period not to exceed twelve (12) months to the extent such damage, destruction and/or restoration materially interferes with Tenant's ability to conduct its business from the Premises.

            22.7 Notwithstanding anything to the contrary contained in this Lease, if the damage or destruction occurs during the last six (6) months of the initial term of this Lease and Tenant has not exercised its option to extend the term, or occurs during the last year of the extended term, and the cost to repair such damage will exceed the sum of two (2) monthly installments of Basic Annual Rent or take longer than two (2) months to complete, then Tenant shall have the right to terminate this Lease by written notice to Landlord, in which event this Lease shall terminate on the date Tenant vacates the Premises following such damage or destruction.

            22.8 The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

            22.9 Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

      23.   EMINENT DOMAIN.

            23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. The condemnation proceeds allocable to the Real Property, Site Improvements and Building Shell shall be allocated to Landlord, the proceeds allocable to the Tenant Improvements shall be allocated to Tenant, and any other proceeds shall be allocated between Landlord and Tenant as their interests may appear.

            23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of, and conduct of its business from, the Premises, including but not limited to materially affecting Tenant's parking or Tenant's ingress and egress from the Premises, unless Landlord provides reasonable alternatives thereto acceptable to Tenant. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority. In the event of a partial taking and whether or not Tenant terminates this Lease, Tenant and Landlord shall be entitled to those condemnation proceeds attributable to those items for which they are entitled to compensation pursuant to Section 23.1.

            23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking. Landlord shall contribute any amount necessary for restoration of the Site Improvements and Building Shell in excess of the condemnation proceeds awarded for such purpose, and Tenant shall contribute any amount necessary for restoration of the Tenant Improvements (other than Tenant's Removable Property) in excess of the condemnation proceeds awarded for such purposes. As of the date possession is taken, monthly Rent shall (i) be reduced in the same proportion that the floor area of that part of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Building, and (ii) be equitably reduced if any parking spaces or other outside areas are taken to account for the value of the parking spaces or outside areas so taken.

            23.4 The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

      24.   DEFAULTS AND REMEDIES.

            24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) business days of the later of the date such payment is due or written notice (including faxed notice) of late payment is given by Landlord to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) twelve and one half percent (12.5%) per annum or (ii) the maximum rate permitted by law.

            24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

            24.3 If Tenant is in default of any of its obligations hereunder to pay any sum of money (other than Basic Annual Rent) or to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for fifteen (15) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant (or forty five (45) days after such notice if the performance is such that it cannot reasonably be cured within such 15-day period, and Tenant commenced performance within such 15-day period), or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve and one half percent (12.5%) per annum or the highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

            24.4 The occurrence of any one or more of the following events shall constitute a "default" hereunder by Tenant:

                  (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, so long as the notice complies with the requirements of said statute;

                  (b) The material failure by Tenant to observe or perform any material obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, so long as the notice complies with the requirements of said statute;

                  (c) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets, and is not discharged within ninety (90) days thereafter;

                  (d) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code which is not dismissed within ninety (90) days after the commencement thereof;

                  (e) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                  (f) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

            Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

            24.5 In the event of a default by Tenant, and at any time thereafter while such default is continuing, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property by any lawful means, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, subject to the rights of personal property lessors or secured parties with validly granted and duly perfected ownership or security interests in any such property. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                  (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                  (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                  (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                  As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

                  Nothing in this Section 24.5 is intended to increase or enlarge the damages recoverable by Landlord under Section 1951.2 of the Civil Code, as same may be amended from time to time.

            24.6 If Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord shall have the remedy described in Section 1951.4 of the Civil Code. Landlord may continue the lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

            24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease or terminates Tenant's right to possession of the Premises, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

            24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

            24.9 Termination of this Lease or Tenant's right to possession by Landlord as a result of a default by Tenant shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered or taken by Landlord.

            24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days for any monetary obligation and thirty (30) days for any other obligation after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's non-monetary obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance of such non-monetary obligation within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is in default hereunder, Tenant may cure such default and offset the expense thereof against Rent except to the extent the expense would otherwise be an Operating Expense under Article 7. All sums due to Tenant from Landlord or expended by Tenant to cure Landlord's default shall bear interest from the date due from Landlord or expended by Tenant, as applicable, until paid to Tenant in full, at the annual rate equal to twelve and one half percent (12.5%) per annum or the highest rate permitted by law, whichever is less.

            24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default.

      25.   ASSIGNMENT OR SUBLETTING.

            25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

            25.2 If Tenant desires to sublet all or any part of the Premises, or to assign this Lease, to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets or shares of Tenant, or to a parent, subsidiary, or other affiliate of Tenant, provided that the subtenant or assignee first executes, acknowledges and delivers to Landlord an agreement whereby the subtenant or assignee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the

Lease and, in the event of a sublease, the portion of the Premises so sublet, then the consent of Landlord to the sublease or assignment will not be required.

            25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee or sublessee other than one set forth in Section 25.2, then at least fifteen (15) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease.

            25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises which would involve the generation, storage, use, treatment or disposal of Hazardous Materials. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. In no event shall Landlord be deemed to be unreasonable for declining to consent to a transfer to a successor of poor reputation, lacking financial qualification, seeking a change in use which would involve the generation, storage, use, treatment or disposal of Hazardous Materials in any manner for a purpose prohibited by any applicable Law, so long as Landlord is reasonable in making its determination based on such factors. Any refusal to consent to such assignment or sublease shall be in writing and shall state in detail the reason for Landlord's failure to approve the assignment or sublease. As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the Lease and, in the event of a sublease, the portion of the Premises so sublet.

            25.5 Notwithstanding the foregoing, Tenant shall have the right to enter into license or other usage agreements for the use of the Premises by third parties without Landlord's consent, provided such agreements do not entail the creation of a separate common corridor for the licensee.

            25.6 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this
Article 25 shall be void.

            25.7 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of

Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

            25.8 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises and Landlord as assignee, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, before the occurrence and after the subsequent cure of a default in the payment of Basic Annual Rent by Tenant, Tenant shall have the right to collect such rent.

            25.9 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

            25.10 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

      26.   ATTORNEY'S FEES.

            26.1 If either party commences an arbitration, action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorney's fees, expert witness fees and costs of suit or arbitration.

      27.   BANKRUPTCY.

            27.1 In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court:

                  (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance;

                  (b) A cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

                  (c) The credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and

                  (d) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

      28.   DEFINITION OF LANDLORD.

            28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

      29.   ESTOPPEL CERTIFICATE.

            29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon.

         30. REMOVAL OF PROPERTY.

                  30.1 All fixtures and personal property paid for by Tenant, including telephone switch equipment and the movable office partitions and systems, shall be and remain the property of Tenant, and, except as otherwise provided in Sections 30.3 and 30.4, may be removed by Tenant at the expiration of the term of this Lease, or at any earlier time provided Tenant is not then in material default hereunder. Landlord agrees to execute within ten (10) days after request such landlord lien waivers as may reasonably be requested from time to time for Tenant's Removable Property for the benefit of Tenant's lenders.

                  30.2 The Site Improvements and the Building Shell shall be and remain the property of Landlord, and shall remain upon and be surrendered with the Premises.

                  30.3 The Tenant Improvements shall be and remain the property of Tenant throughout the term of the Lease, but shall become the property of Landlord upon the expiration or earlier termination of the Lease, and shall remain upon and be surrendered with the Premises, except for the UPS equipment, generators and Liebert air conditioning system, the dry fire suppressant system (FM 200), and the computer floors, all of which shall remain Tenant's property and may be removed by Tenant upon the expiration or earlier termination of this Lease. All fixtures, personal property and Tenant Improvements which may be removed by Tenant at Lease termination are referred to in this Lease as "Tenant's Removable Property". In any event, all other improvements, additions, alterations, and decorations constructed or installed in the Premises by Tenant that are of general utility to the operation of the Building, except for Tenant's Removable Property, shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises, including, without limiting the generality of the foregoing, walls, partitions and related coverings; non-computer flooring and floor coverings; ceilings; insulation; doors, frames and related hardware; built-in cabinet work and paneling; lighting fixtures; built-in security systems; "wet" fire sprinkler system; lobbies; rest rooms; mechanical (HVAC) system, including central plant and controls, and including equipment, screens and enclosures; environmental control and monitoring systems; telephone, electrical and other wires and cabling; elevator and related components; plumbing system and fixtures; and electrical and other utility systems and components thereof and appurtenances thereto. Tenant shall also have the right to remove any improvement, addition, alteration, decoration and/or trade fixture installed or constructed in the Premises by Tenant that are not part of the Building Shell or Tenant Improvements and are not of general utility to the operation of the Building and/or that are used in the operation of Tenant's business so long as any damage caused by such removal is repaired.

                  30.4 Notwithstanding Sections 30.1 and 30.3 hereof, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, excepting reasonable wear and tear, damages caused by casualty or condemnation, and damages caused by release or emission of Hazardous Materials (as described in Article 39) by a person or entity other than Tenant. At a minimum, Tenant shall leave in place and repair any damage to the interior floors, walls and ceilings of the Premises. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

                  30.5 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

         31. LIMITATION OF LANDLORD'S LIABILITY.

                  31.1 Except as set forth in Section 31.2, if Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of insurance proceeds, rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises.

                  31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a limited liability company, the members and manager of such limited liability company shall not be personally liable and no member or manager of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member or manager of Landlord, except as may be necessary to secure jurisdiction of the limited liability company or to the extent liability is caused by willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation or to the extent liability is caused by willful and intentional misconduct. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

                  31.3 No officer, director, or shareholder of Tenant shall be personally liable for any deficiency, and no officer, director, or shareholder of Tenant shall be sued or named as a party in any suit or action, or service of process be made against any officer, director or shareholder of Tenant, except as may be necessary to secure jurisdiction of the corporation.

                  31.4 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

         32. [INTENTIONALLY LEFT BLANK]

         33. QUIET ENJOYMENT.

                  33.1 So long as Tenant is not in default, Tenant may peaceably and quietly have, hold, use, occupy and enjoy the Premises during the term and any extended term of this Lease.

                  33.2 Landlord shall keep and perform all obligations required of it under the Sub Ground Lease, and shall cause the lessees under the Ground Lease and Master Lease to keep and perform all obligations required of the lessees under the Ground Lease and Master Lease, in order to protect and preserve Tenant's estate hereunder.

         34. QUITCLAIM DEED.

                  34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease.

         35. SUBORDINATION AND ATTORNMENT.

                  35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee executes and delivers to Tenant a nondisturbance, attornment, and subordination agreement in recordable form in the form the lienholder, beneficiary, mortgagee or ground lessor may reasonably request, the form and substance of which is subject to the approval of Tenant, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not materially in default of a material provision of this Lease, Landlord's and Tenant's rights and obligations hereunder (including the use of insurance and condemnation proceeds as set forth herein) shall remain in force and Tenant's right to possession shall be upheld. Each nondisturbance agreement shall provide for use of insurance and condemnation proceeds as set forth in Articles 22 and 23 of this Lease.

                  35.2 Notwithstanding the foregoing, Tenant shall within ten
(10) days of request of Landlord promptly execute and deliver such further instrument or instruments reasonably required by Landlord and reasonably acceptable to Tenant evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant for recordation a nondisturbance agreement in form and substance approved by Tenant, which approval shall not be unreasonably withheld. However, if any such lienholder, beneficiary or mortgagee so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

                  35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the nondisturbance Agreement.

                  35.4 The rights of Landlord hereunder shall also accrue to the landlords under the Master Lease, Ground Lease and Sub Ground Lease, and Tenant shall enter into subordination, nondisturbance and attornment agreements and shall execute estoppel certificates from time to time in form, scope and substance reasonably satisfactory to Tenant and to such landlords and their lenders and assignees.

         36. SURRENDER.

                  36.1 Except as otherwise provided herein, no surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

                  36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         37. WAIVER AND MODIFICATION.

                  37.1 No provision of this Lease may be waived, modified, amended or added to except by an agreement in writing. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

         38. [INTENTIONALLY LEFT BLANK]

         39. HAZARDOUS MATERIAL.

                  39.1 Tenant shall have the right to use and store Hazardous Materials in or about the Premises provided that such Hazardous Materials are reasonably necessary or useful to the business of Tenant and are used, kept and stored in a manner consistent with and permitted by the zoning and other governmental restrictions applicable to the Premises, and provided that such use would be allowed in connection with "Group B Occupancy" under the provisions of Chapter 7 of the 1991 Uniform Building Code commencing with Section 701. Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to Tenant's receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 39.12 hereof) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

                  39.2 Tenant shall promptly provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all release and emission of Hazardous Material onto or within the Premises of which Tenant is aware, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

                  39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) release or emission of Hazardous Material in, upon or about the Premises, including without limitation (i) damages for the loss or restriction on use of any portion or amenity of the Premises, (ii) damages arising from any adverse impact on marketing of space in the Building, and (iii) reasonable consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis and to the same extent as set forth in the preceding sentence for all other claims which arise from the release, emission or migration of Hazardous Material in, upon, to or about the Premises.

                  39.4 The indemnification pursuant to the preceding Section
39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises results in any contamination of the Premises, or underlying soil or groundwater, the party responsible therefore under Section
39.3 shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material, provided that the other party's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, except that the responsible party shall not be required to obtain the other party's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority.

                  39.5 Landlord acknowledges that it is not the intent of this
Article 39 to prohibit Tenant from operating its business as described in
Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. At Landlord's request, and at reasonable times, Tenant shall make available to Landlord true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal, release and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

                  39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease under Article 24, and/or pursue its other remedies under
Article 24, in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

                  39.7 Notwithstanding the provisions of Article 25, if any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

                  39.8 Landlord represents that, to the best of its knowledge, as of the date of this Lease and as of the Term Commencement Date, there is no Hazardous Material on the Premises, and will deliver to Tenant a certification to that effect promptly upon the Term Commencement Date. Landlord shall at its expense provide Tenant with a Phase I Environmental Site Assessment at the time this Lease is executed and as of the Term Commencement Date. In addition, Landlord shall at its expense also provide Tenant with a Phase II Environmental Site Assessment as of the Term Commencement Date if reasonably recommended by the Phase I Environmental Site Assessment. Should either assessment disclose the presence of Hazardous Material, Landlord shall remedy the problems to Tenant's reasonable satisfaction, and shall cause a further update of the Phase I and any Phase II Environmental Site Assessment to be issued reflecting the remedy therein. The Phase I and any Phase II Environmental Site Assessments and all updates thereto are hereinafter referred to as the "Base Line Report."

                  39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals upon not less than forty-eight (48) hours notice to Tenant (except in the case of emergency) in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Any such entry by Landlord shall comply with all reasonable measures of Tenant and shall not impair Tenant's operations more than reasonably necessary. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination is the responsibility of Tenant under Section 39.3. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39.

                  39.10 Tenant shall at Landlord's expense cause a Phase I environmental site assessment of the Premises to be conducted, and a Phase II environmental site assessment if recommended in the Phase I environmental site assessment, and reports thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such reports to be as complete and broad in scope as the Base Line Report as is necessary to identify any impact on the Premises Tenant's operations might have had. Should the assessments disclose the presence of

Hazardous Material, Tenant shall, prior to the expiration of this Lease, remedy the problems for which it is responsible under Section 39.3 to the extent required by applicable law, and shall cause a further update of the environmental site assessments to be issued reflecting the remedy therein. The assessment and all updates thereto are hereinafter referred to as the "Exit Report." This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, and the provisions of Article 18 (Repairs and Maintenance) shall not apply thereto.

                  39.11 Landlord's and Tenant's obligations under this Article 39 shall survive the termination of the Lease.

                  39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum,
(vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601).

         40. OPTION TO EXTEND.

                  40.1 Landlord grants to Tenant one (1) option to extend the term of this Lease for (5) years under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Basic Annual Rent shall be adjusted on the first day of the extension term to an amount equal to the fair market rental value of the Premises as of the commencement of the extension term, but in no event less than the Basic Annual Rent payable during the last year of the initial term. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than eight (8) months prior to the end of the original term.

                  40.2 If Landlord and Tenant after the use of reasonable, good faith efforts are unable to agree on the fair market rental value of the Premises, Landlord shall within sixty (60) days after the option is exercised obtain at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. Tenant may also elect to obtain at its expense and deliver to Landlord not later than thirty (30) days after receipt of Landlord's appraisal a second independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is no more than five percent (5%) less than Landlord's appraisal, the fair market rental value of the Premises shall be the arithmetic average of the two appraisals. If Tenant's appraisal is more than five percent (5%) less than Landlord's appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as of the commencement of the extension term, and the fair market rental value of the Premises shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value. Landlord and Tenant shall bear equally the expense of the third appraiser. In no event shall the Basic Annual Rent for the first year of the extension term be less than that payable during the last year of the initial term. As used herein, the term "fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the extension term in its then existing condition "as-is" (without allowance from Landlord for new tenant improvements or refurbishment) but excluding the value of any Tenant Improvements paid for by Tenant as part of the initial construction or installed and paid for by Tenant after the Term Commencement Date, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design, condition, and age of the Premises, the absence of a tenant improvement allowance, the location of the Premises, the monthly base rent for premises comparable to the Premises located in the same general area as the Premises, and the rental adjustments set forth in Section 40.5.

                  40.3 All appraisers appointed hereunder shall have at least ten (10) years experience in the appraisal of commercial/industrial real property in the Santa Clara area and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent.

                  40.4 Any increase or decrease in Basic Annual Rent under this
Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date; Tenant shall pay any such retroactive increase with the installment of Rent next due, and Landlord shall promptly reimburse Tenant an amount equal to any such retroactive decrease.

                  40.5 Basic Annual Rent as of the commencement of the extension term as determined under this Article 40 (and as increased pursuant to this Section 40.5) shall be increased on each annual anniversary of the first day of the extension term (each an "Adjustment Date") by three percent (3%).

                  40.6 Tenant shall not have the right to exercise this option to extend, notwithstanding anything set forth above to the contrary:

                  (a) During the period of time commencing on the date Landlord gives to Tenant a written notice that Tenant is in material default under any monetary or material non-monetary obligation of this Lease and continuing until the default alleged in said notice is cured;

                  (b) At any time after Landlord has given to Tenant three (3) or more monthly notices of a default in the payment of Basic Annual Rent during the last two years of the initial term, whether or not such defaults are cured; or

                  (c) After the expiration or earlier termination of this Lease.

                  The period of time within which the option to extend the term may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option to extend because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this
Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the option to extend, if, after such exercise, but prior to the commencement of the extended term, (1) Tenant is in default of a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due, (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default, or (3) Landlord properly give gives to Tenant three (3) or more notices of a default in the payment of Basic Annual Rent, whether or not such defaults are cured.

         41. AUTOMATIC AMENDMENT OF LEASE.

                  41.1 AMENDMENTS TO LEASE. Landlord and Tenant agree that, in the event that either Ground Lease or the Master Lease is terminated, and the Ground Lessor or the District, as the case may be, recognizes Tenant under the terms and conditions of this Lease and Tenant attorns to the Ground Lessor or the District pursuant to a nondisturbance and attornment agreement between Tenant and either Ground Lessor or the District, the foregoing provisions of this Lease are amended as follows:

                  (a) CONSTRUCTION OF IMPROVEMENTS (ARTICLE 4). Neither Ground Lessor nor the District shall have any obligation to construct or pay for improvements to the Premises as required by Article 4 of this Lease.

                  (b) OPERATING EXPENSES (ARTICLE 7). Neither Ground Lessor nor the District shall have any obligation to pay any costs or expenses under
Article 7 of this Lease; rather, Tenant shall operate, maintain, repair and manage the Premises, and shall pay all Operating Expenses directly to the provider of services or other person or entity entitled thereto. Tenant shall be relieved of any obligation to pay costs of property management services pursuant to Section 7.1(c) of this Lease.

                  (c) ADA (SECTION 10.4). Neither Ground Lessor nor the District shall have any liability for the warranties set forth in Section 10.4 of this Lease, nor shall either have any obligation to make or pay for any improvements, alterations, repairs or replacements as set forth therein.

                  (d) BROKERS (ARTICLE 11). Neither Ground Lessor nor the District shall have any obligation for the payment of broker commissions under
Article 11 of this Lease, and such obligation shall remain the personal obligation of the initial Landlord named hereunder.

                  (e) TAXES AND ASSESSMENTS (ARTICLE 13). Neither Ground Lessor nor the District shall have any obligation to pay Taxes under Article 13 of this Lease.

                  (f) CONDITION OF PREMISES (ARTICLE 14). Neither Ground Lessor nor the District shall have any liability for or obligations related to the warranties set forth in Section 14.2 of this Lease, nor any other liability or obligations under Article 14 of this Lease.

                  (g) REPAIRS AND MAINTENANCE (ARTICLE 18). Neither Ground Lessor nor the District shall have any obligation for repairs or maintenance of the Premises under Article 18 of this Lease.

                  (h) INSURANCE (ARTICLE 21). Neither Ground Lessor nor the District shall have any obligation to provide or pay for the insurance required by Article 21 of this Lease; rather, all such insurance shall be procured and maintained by Tenant.

                  (i) DAMAGE OR DESTRUCTION (ARTICLE 22). Neither Ground Lessor nor the District shall have any obligation to "restore" the Premises or any part thereof as required by Article 22 of this Lease. If Tenant elects to assume Landlord's obligations under Article 22 to restore the Premises, all proceeds of insurance which would otherwise be payable to Landlord shall be paid to Tenant. If Tenant does not elect to restore the Premises, Tenant may terminate this Lease.

                  (j) EMINENT DOMAIN (ARTICLE 23). Neither Ground Lessor nor the District shall have any obligation to "restore" the Premises or any part thereof as required by Article 23 of this Lease. If Tenant elects to assume Landlord's obligations under Article 23 to restore the Premises, all condemnation proceeds which would otherwise be payable to Landlord shall be paid to Tenant. If Tenant does not elect to restore the Premises, Tenant may terminate this Lease.

                  41.2 GROUND LEASE AND MASTER LEASE GOVERN. Notwithstanding the provisions of this Article 41, neither the District nor Ground Lessor shall be relieved of any of the obligations described in this Article 41 to the extent such party has such obligations as lessor pursuant to the Master Ground Lease or the Ground Lease, as the case may be.

                  41.3 NO ASSUMPTION OF LANDLORD'S OBLIGATIONS. Notwithstanding anything expressed or implied to the contrary in this Article 41, Tenant does not hereby assume any obligations of Landlord under this Lease for which Tenant would not be responsible for payment as an Operating Expenses. Tenant may elect to undertake other of Landlord's obligations from time to time, such as repairs and maintenance for which Landlord is responsible for payment under Article 18 (Repairs and Maintenance), and restoration of the Premises under Article 22

(Damages and Destruction) and Article 23 (Eminent Domain), but if Tenant does not elect to do so, Tenant may terminate this Lease.

                  41.4 COMPLETION GUARANTY. In consideration for Tenant's consent to this Article 41, Landlord shall cause to be executed and delivered to Tenant concurrently herewith a completion guaranty in the form attached hereto as Exhibit "F" whereby Nexus Properties, Inc., R. Darrell Gary, and Michael J. Reidy guarantee completion of the Premises pursuant to Article 4 and other provisions of this Lease without any expense or obligation of Tenant except as set forth in Article 4.

                  41.5 OFFSET OF EXPENSES AGAINST RENT. As additional consideration for Tenant's consent to this Article 41, in the event that this
Article 41 becomes effective upon the termination of the Ground Lease or the Master Lease, as the case may be, and the recognition of and attornment by Tenant as set forth in Section 41.1, notwithstanding anything to the contrary set forth in Section 5.3 or elsewhere in this Lease, Tenant may offset against the Rent next due under this Lease any and all costs or expenses which would otherwise have been the obligation of Landlord under this Lease.

                  41.6 OFFSET FOR SECURITY DEPOSIT AGAINST RENT. As additional consideration for Tenant's consent to this Article 41, in the event that this
Article 41 becomes effective upon the termination of the Ground Lease or the Master Lease, as the case may be, and the recognition of and attornment by Tenant as set forth in Section 41.1, notwithstanding anything to the contrary set forth in Section 5.3 or elsewhere in this Lease, Tenant may offset against the Rent next due under this Lease the amount of the Security Deposit on deposit with Landlord immediately prior to the effectiveness of this Article 41, and the obligation of Landlord to return the Security Deposit to Tenant shall be forgiven in the amount so offset.

         42. DEFINITIONS. Capitalized terms not defined elsewhere in this Lease shall have the meaning set forth below:

                  42.1 "PREMISES" shall have the meaning ascribed to it in
Section 1.1.

                  42.2 "REAL PROPERTY" shall have the meaning ascribed to it in
Section 1.1.

                  42.3 "SITE IMPROVEMENTS". The exterior improvements, to include surface parking areas, landscaping, drainage, irrigation, gutters, sidewalks, exterior lighting, walkways, driveways and other improvements and appurtenances relating to ingress and egress described on the Site Plan, and any other improvements shown thereon.

                  42.4 "SITE PLAN". The site plan attached hereto as Exhibit "A-1".

                  42.5 "BUILDING". The Building Shell and the Tenant
Improvements.

                  42.6 "BUILDING SHELL". The shell of the Building, as described on the plans and specifications attached hereto as Exhibits "A-2" and "A-3", consisting of a two story concrete tilt-up structure, footings, foundations, floors, exterior walls, roof, exit stairs, elevator, rest rooms, fire sprinkler riser and trunk lines, and central electrical room, with building electrical service, natural gas, telephone, water, plumbing, and other utilities necessary for the Tenant Improvements extended from the street and stubbed to the Building, and any other improvements shown thereon.

                  42.7 "TENANT IMPROVEMENTS". The initial improvements within the Building Shell desired by Tenant for initial occupancy and use of the entire Premises by Tenant (including Tenant's Removable Property).

                  42.8 "DATA CENTER" shall have the meaning ascribed to it in
Section 4.3.

                  42.9 "BUILDING SHELL PLANS". The plans and specifications for the Building Shell.

                  42.10 "TENANT IMPROVEMENT PLANS". The plans and specification for the Tenant Improvements, as prepared by Landlord and approved by Tenant.

                  42.11 "PLANS AND SPECIFICATIONS". The Site Improvement Plans, Building Shell Plans and Tenant Improvement Plans.

                  42.12 "PROJECT". The Site Improvements, the Building Shell, and the Tenant Improvements.

                  42.13 "PROJECT ARCHITECT". Dennis Kobza Associates, the architect retained by Landlord for the design of the Site Improvements, Building Shell and Tenant Improvements.

                  42.14 "PROJECT CONTRACTOR". Devcon Construction, Inc., the general contractor retained by Landlord for the construction of the Project Work.

                  42.15 "PROJECT SCHEDULE". The time and responsibility schedule for the design and construction of the Site Improvements, Building Shell, and Tenant Improvements as approved from time to time by mutual agreement of Landlord and Tenant; provided, however, that the Project Schedule shall in all cases be consistent with the delivery dates described in Sections 4.3 and 4.4.

                  42.16 "PROJECT WORK". Construction of the Site Improvements, Building Shell, and Tenant Improvements.

                  42.17 "SUBSTANTIALLY COMPLETE," "SUBSTANTIALLY COMPLETED," and "SUBSTANTIAL COMPLETION" shall mean the date all of the following shall have occurred:

                  (a) Construction of the Project Work (or the Data Center, as the case may be) is substantially complete in accordance with the Plans and Specifications, as certified by the Project Architect;

                  (b) Tenant has received an interim or final right to occupy (or, in the case of the Data Center, a temporary certificate of occupancy) from the City of Santa Clara (or check-off of the "approved to occupy" or comparable line of the inspection card), or such later date as the conditions to the issuance of a final certificate of occupancy have been satisfied and the only steps which must be taken by the appropriate governmental agency to issue the final certificate of occupancy are purely ministerial in nature. "Substantial Completion" is not dependent upon receipt of a formal certificate of occupancy, so long as Tenant has the right to occupy and use the Premises without the issuance of such certificate of occupancy, and provided Landlord obtains a certificate of occupancy in a timely manner;

                  (c) The Premises (or the Data Center, as the case may be) are broom clean and in operating condition, subject to typical punch-list items which do not materially interfere with Tenant's use or occupancy of the Premises (or the Data Center, as the case may be) for the purposes for which they are intended to be used. The term "broom clean and operating condition" shall include the following: (i) tile floors are wet mopped, waxed and buffed, and carpets are vacuumed; (ii) walls and partitions are cleaned and major holes are filled and touched up; (iii) glass is cleaned on both sides; (iv) trash, dirt and left-over materials are removed from the Premises (or the Data Center, as the case may be); (v) the air-conditioning, heating and ventilating system is in operating condition and approximately regulated; (vi) plumbing, electrical and elevator systems are in operating condition; (vii) all interior walls are finished and taped, speckled and painted; and (viii) computer floors are installed and ready for installation of Tenant's equipment; and

                  (d) All utilities are extended to the Building (and the Data Center, as the case may be), all utility systems are completed, and all utilities are available from the provider.

                  In no event shall "Substantial Completion" be later than the date Tenant actually commences to fully utilize the Premises (or the Data Center, as the case may be) for the conduct of its business. Early entry upon the Premises for the installation by Tenant of its furniture, fixtures, equipment and systems shall not constitute conduct of its business. In no event shall Substantial Completion, and subsequent use and occupancy by Tenant, of the Data Center constitute Substantial Completion of the Premises.

                  42.18 "TENANT-CAUSED DELAY". Any delay caused solely by
(i) the failure of Tenant or its contractors, agents or employees, to act within the time limits set forth in the Project Schedule and this Lease; (ii) Tenant's request for equipment, materials, finishes or installations which are unavailable or nonstandard and which cannot be obtained by Landlord within a reasonable period of time because of limited availability; (iii) the untimely delivery or installation of any of Tenant's equipment through no fault of Landlord or any of its employees, agents or contractors, including the Project Architect or Project Contractor; or (iv) physical interference with or damage to Landlord's construction of the Project Work by Tenant or its contractors, agents or employees.

                  42.19 "FORCE-MAJEURE DELAYS". Any delay beyond the control of Landlord which is attributable to (i) an industry-wide strike or lockout of a trade in Santa Clara County, (ii) lightning, earthquake, rain, storm, hurricane, tornado, flood, or similar act of God, and (iii) inability to secure in a timely manner "lead item" components and equipment which are ordered in a timely manner pursuant to Exhibit "G".

                  42.20 "ESTIMATED TERM COMMENCEMENT DATE." The date set forth in Section 2.1.4(a).

                  42.21 "TERM COMMENCEMENT DATE" shall have the meaning ascribed to it in Sections 2.1.4(a) and 4.5.

                  42.22 "TERM EXPIRATION DATE" shall have the meaning ascribed to it in Section 2.1.4(b).

                  42.23 "TENANT'S REMOVABLE PROPERTY" shall have the meaning ascribed to it in Section 30.3.

         43. MISCELLANEOUS.

                  43.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  43.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                  43.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                  43.4 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

                  43.5 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

                  43.6 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                  43.7 RECORDING. Upon the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit "C", subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

                  43.8 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                  43.9 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this section shall in any way alter the provisions against assignment or subletting in this Lease provided.

                  43.10 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and given by personal delivery or by certified mail, return receipt requested, and if given by personal delivery shall be deemed given on the date of delivery, and if given by mail shall be deemed given on the date of delivery or refusal of delivery, to Landlord or Tenant at the addresses shown in Section
2.1.7 hereof, or to such other address as either party may specify by notice to the other given pursuant to this Section. Notwithstanding the foregoing, notices by facsimile transmission shall be effective as set forth in Section 24.1.

                  43.11 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party, except that Tenant's representations under this Section shall be effective only upon approval of Tenant's board of directors following Lease execution.

                  43.12 EDUCATIONAL ENHANCEMENT. Pursuant to the Sub Ground Lease, Landlord has agreed to cooperate with Ground Lessor to implement and coordinate a program desired by Ground Lessor pursuant to which Landlord and its tenants are encouraged to provide job training, seminars and research opportunities for students of Mission Community College (the "College"). Tenant acknowledges the existence and purpose of such program and the mutual benefit which could arise from the successful implementation of such program. Tenant further acknowledges that (i) the College is a source of education and training for employees of Tenant; (ii) the College is a source of in-service training and joint training programs; (iii) the College is a source of trained employees;
(iv) the College is a source of cultural activities; (v) the College is a potential partner in joint seminars, conferences and research, and (vi) the College is a source of part-time employees.

                  43.13 LANDLORD'S COVENANTS.

                  (a) To the extent that the Sub Ground Lease gives Landlord any right to terminate the Sub Ground Lease, Landlord shall not cancel or terminate the Sub Ground Lease without the prior written consent of Tenant, which may be withheld in Tenant's sole discretion, nor shall Landlord or the Ground Tenants amend or modify the Sub Ground Lease in any way without the prior written consent of Tenant, which may not be unreasonably withheld or delayed, provided such amendments or modifications do not increase Tenant's obligations or decrease Tenant's rights under this Lease.

                  (b) If the Ground Tenants seek to terminate the Sub Ground Lease because of a default or alleged default by Landlord under the Sub Ground Lease, Landlord shall use its best efforts to maintain the Sub Ground Lease in full force and effect for the benefit of Tenant and Landlord, and Landlord shall take all action required to reinstate the Sub Ground Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Sub Ground Lease (and as a consequence thereof any forfeiture of this Lease) to which Landlord may be entitled at law or in equity (including, without limitation, any such rights under California Code of Civil Procedure Sections 1174 and 1179). Additionally, Landlord shall immediately provide Tenant with a copy of any notice of default given by Ground Tenants to Landlord under the Sub Ground Lease.


                  43.15 LANDLORD'S REPRESENTATIONS AND WARRANTIES. To the best of Landlord's knowledge, and in addition to Landlord's other representations and warranties set forth in this Lease, Landlord represents and warrants with respect to the Premises that:

                  (a) The Master Lease, Ground Lease and Sub Ground Lease are each in full force and effect, and there exists under the Master Lease, Ground Lease and Sub Ground Lease no default or event of default by any party thereto, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default.

                  (b) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Landlord or against any party to either the Master Lease, Ground Lease or Sub Ground Lease or third parties which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of the Ground Tenants or Landlord to perform their respective obligations under the Sub Ground Lease or of Landlord to perform its obligations under this Lease, and Landlord is not aware of any facts which might result in any such actions, suits or proceedings.

                  (c) There is not pending or threatened condemnation or similar proceedings affecting the Premises or any portion thereof, and Landlord has no knowledge that any such action currently is contemplated.

                  43.16 ASSIGNMENT OF RENT.

                  TENANT ACKNOWLEDGES THAT LANDLORD HAS ASSIGNED ITS RIGHTS TO RENT HEREUNDER TO THE LANDLORD UNDER THE SUB GROUND LEASE, AND THAT THE LANDLORD UNDER THE SUB GROUND LEASE HAS ASSIGNED ITS RIGHTS TO RENT HEREUNDER TO THE LANDLORD UNDER THE GROUND LEASE, AND THAT, EXCEPT TO THE EXTENT SUCH RENTAL PAYMENTS ARE FROM TIME TO TIME BEING MADE TO A LEASEHOLD MORTGAGEE OF LANDLORD OR THE LANDLORD UNDER THE SUB GROUND LEASE, TENANT SHALL MAKE RENTAL PAYMENTS DIRECTLY TO THE LANDLORD UNDER THE GROUND LEASE UPON RECEIVING ANY REQUEST THEREFOR FROM THE LANDLORD UNDER THE GROUND LEASE.

                  There shall be no prejudice to Tenant, nor liability incurred by Tenant, on account of Tenant making rental payments directly to a party purporting to be the landlord under the Ground Lease as set forth above, and Landlord shall release Tenant of any such obligation to Landlord to the extent Rent is so paid.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

MISSION PLAZA LLC
a California limited liability company
By Nexus Properties, Inc.
A California Corporation
Its Manager

By:      /s/ R. Darrell Gary
         ---------------------
         R. Darrell Gary
         President


TENANT:

GLOBIX CORPORATION
a Delaware corporation

By:      /s/ Robert Bell
         ---------------------
         Robert Bell
         Executive Vice President and Chief Financial Officer